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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 2, 1999 relating to the financial statements, which appears in CSK Auto Corporation's Annual Report on Form 10-K for the year ended January 31, 1999. We also consent to the incorporation by reference of our report dated April 2, 1999 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Phoenix, AZ
February 15, 2000